Exhibit 99.1

Fortune Brands Reports Strong 2Q Results Amid COVID-19 Environment

Highlights from continuing operations:

  Market recovery, share gains and cost structure realignment drove better than anticipated results
  Focus on employee safety and operational execution enabled strong outperformance
  2Q 2020 sales decreased 9 percent year-over-year to $1.4 billion
  2Q 2020 EPS of $0.83, a decrease of 14 percent; EPS before charges / gains decreased 9 percent to $0.94

DEERFIELD, Ill.--(BUSINESS WIRE)--July 29, 2020--Fortune Brands Home & Security, Inc. (NYSE: FBHS, the “Company”, or “Fortune Brands”), an industry-leading home and security products company, today announced second quarter 2020 results.

“I couldn’t be prouder of our teams,” said Nicholas Fink, chief executive officer, Fortune Brands. “I want to thank all of our dedicated team members who worked so hard in a challenging environment to keep our facilities safe and open. During an extremely tough and uncertain time, we performed exceptionally in a home products market that was and remains stronger than expected. We went above and beyond recommended guidelines and took care of our associates and partners in a way which led to our strong performance. Our teams’ operational excellence was reflected in our financial results and our service to our customers, which resulted in accelerated share gains and produced future opportunities.”

Second Quarter 2020

For the second quarter of 2020, sales were $1.4 billion, a decrease of 9 percent over the second quarter of 2019. Earnings per share were $0.83, compared to $0.97 in the prior-year quarter. EPS before charges / gains were $0.94, compared to $1.03 the same quarter last year. Operating income was $173.0 million, compared to $202.4 million in the prior-year quarter. Operating income before charges / gains was $196.7 million, compared to $212.0 million the same quarter last year, a decrease of 7 percent. Decremental margin for the Company was 12 percent for the second quarter.

“We executed our plans to permanently reposition the cost basis of the Company against a home products market that exceeded expectations in the second quarter. We gained share and executed efficiency improvements which not only drove sales and profit results in the quarter but positions us to invest for long-term profitable growth,” added Fink.

For each segment in the second quarter of 2020, compared to the prior-year quarter:

  Plumbing sales were approximately flat and increased 1 percent excluding the impacts of foreign exchange. Strong double-digit sales growth in U.S. Retail and China drove the quarter. Operating margin before charges / gains was 24.5 percent, an increase of 190 basis points over the second quarter of 2019.
  Doors & Security sales decreased 9 percent, with doors and decking exceeding expectations and security products challenged by effects of COVID-19 on its supply chain. Operating margin before charges / gains was 14.4 percent, which was an increase of 70 basis points versus the second quarter of 2019. Decremental margin was 7 percent for the quarter.
  Cabinet sales decreased 15 percent. Strong demand in value-priced cabinets was offset by a softer market for higher-priced products. Operating margin before charges / gains was 8.2 percent, a decrease of 240 basis points over the second quarter of 2019. Decremental margin was 24 percent for the quarter.

Balance Sheet and Liquidity

At the end of the quarter net debt was $1.8 billion and net debt to EBITDA was 2.0x. The Company had $398 million in cash and $1.2 billion of availability under its revolving credit agreements. The total outstanding on both the Company’s original $1.25 billion and supplemental $400 million revolving credit facilities was $460 million at the end of the second quarter.

As previously mentioned during the 2020 first quarter earnings press release and earnings call, on April 29, 2020, the Company, in cooperation with its lending group, executed a supplemental 364-day revolving credit facility. This supplemental facility increased borrowing capacity by $400 million and operates essentially under the same terms and conditions as the existing facility.

“We set ambitious efficiency goals and are exceeding our objectives,” said Patrick Hallinan, chief financial officer, Fortune Brands. “In addition to expense and cash management improvement initiatives being pursued throughout the Company, we have positioned the businesses for additional share gains on the top line. We also have enhanced liquidity via strong cash generation. We are even better situated today to capture any potential upside and to manage any potential further softness than we were three months ago.”

Due to the uncertainty caused by the high unemployment and recession resulting from the pandemic, the Company is maintaining suspension of any previous financial guidance and projections for 2020 and beyond. The Company will provide further details on the quarterly earnings call.

“We are pleased with the resilience in market conditions and are positioned advantageously for the back half of the year and into 2021. We continue to see encouraging levels of R&R spending and rising activity in new construction. We are acutely aware of the uncertainty that exists with high unemployment in the U.S. and COVID-19 and will remain prudent in our management of the business as we continue to position ourselves to perform well in a downturn and accelerate in a recovery,” concluded Fink.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, IL., creates products and services that fulfill the dreams of home. The Company's operating segments are Plumbing, Cabinets, and Doors & Security. Its trusted brands include Moen, Riobel, Perrin & Rowe, Shaws, Victoria + Albert and Rohl under the Global Plumbing Group (GPG); more than a dozen core brands under MasterBrand Cabinets; Therma-Tru entry door systems, Fiberon composite decking and Master Lock and SentrySafe security products in the Doors & Security segment. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is a Fortune 500 Company and part of the S&P 500 Index. For more information, please visit www.FBHS.com. To learn more about how Fortune Brands is embracing and accelerating its environmental, social and governance duties, please visit our ESG section and report at www.FBHS.com/global-citizenship.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding statements related to the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of the government, consumers, and the Company, on our business, financial condition and results of operations as well as general business strategies, market potential, future financial performance, the potential of our brands and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “positioned,” “expects,” “estimates,” “plans,” “look to,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the Company’s ability to achieve its strategic goals, include the uncertainties relating to the impact of COVID-19 on the Company’s business, operations and employees and the other factors discussed in our securities filings, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, both filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges / gains, sales excluding the impact of foreign exchange, operating income before charges / gains, operating margin before charges / gains, decremental margin, net debt and net debt to EBITDA. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Source: Fortune Brands Home & Security, Inc.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net Sales

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	% Change		2020	2019	% Change
Net Sales (GAAP)				Net Sales (GAAP)
Cabinets	$538.7	$635.0	(15)	Cabinets	$1,158.7	$1,208.0	(4)
Plumbing	504.8	506.1	-	Plumbing	973.8	964.7	1
Doors & Security	332.3	366.1	(9)	Doors & Security	646.0	662.4	(2)
Total Net Sales	$1,375.8	$1,507.2	(9)	Total Net Sales	$2,778.5	$2,835.1	(2)

Current Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended June 30,				Three Months Ended June 30,
Operating Income (loss) Before Charges/Gains (a)	2020	2019	% Change	Operating Income (loss)	2020	2019	% Change
Cabinets	$44.2	$67.3	(34)	Cabinets	$37.3	$65.7	(43)
Plumbing	123.5	114.5	8	Plumbing	109.5	106.7	3
Doors & Security	48.0	50.2	(4)	Doors & Security	45.2	50.0	(10)
Corporate Expenses	(19.0)	(20.0)	5	Corporate Expenses	(19.0)	(20.0)	5

Total Operating Income Before Charges/Gains	$196.7	$212.0	(7)	Total Operating Income (GAAP)	$173.0	$202.4	(15)

Earnings Per Share Before Charges/Gains (b)				Diluted EPS (GAAP)
Diluted	$0.94	$1.03	(9)	Diluted EPS	$0.83	$0.97	(14)

EBITDA Before Charges/Gains (c)	$235.4	$250.4	(6)	Net Income (GAAP)	$116.2	$137.1	(15)

Year to Date Operating Income

	Before Charges & Gains				GAAP

	Six Months Ended June 30,				Six Months Ended June 30,
Operating Income (loss) Before Charges/Gains (a)	2020	2019	% Change	Operating Income (loss)	2020	2019	% Change
Cabinets	$99.9	$111.9	(11)	Cabinets	$81.0	$108.9	(26)
Plumbing	227.9	205.0	11	Plumbing	214.0	195.9	9
Doors & Security	80.6	76.3	6	Doors & Security	76.7	72.4	6
Corporate Expenses	(41.9)	(39.2)	(7)	Corporate Expenses	(43.7)	(39.2)	(11)

Total Operating Income Before Charges/Gains	$366.5	$354.0	4	Total Operating Income (GAAP)	$328.0	$338.0	(3)

Earnings Per Share Before Charges/Gains (b)				Diluted EPS (GAAP)
Diluted	$1.75	$1.65	6	Diluted EPS	$1.61	$1.57	3

EBITDA Before Charges/Gains (c)	$442.5	$430.1	3	Net Income (GAAP)	$225.0	$221.6	2

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)
(In millions)
(Unaudited)

	June 30,	December 31,
	2020	2019

Assets
Current assets
Cash and cash equivalents	$398.4	$387.9
Accounts receivable, net	657.7	624.8
Inventories	732.3	718.6
Other current assets	168.9	166.9
Total current assets	1,957.3	1,898.2

Property, plant and equipment, net	794.2	824.2
Goodwill	2,081.3	2,090.2
Other intangible assets, net of accumulated amortization	1,118.0	1,168.9
Other assets	381.5	309.8
Total assets	$6,332.3	$6,291.3

Liabilities and Equity
Current liabilities
Short-term debt	$-	$399.7
Accounts payable	463.9	460.0
Other current liabilities	488.9	549.6
Total current liabilities	952.8	1,409.3

Long-term debt	2,245.9	1,784.6
Deferred income taxes	152.1	157.2
Other non-current liabilities	518.4	512.4
Total liabilities	3,869.2	3,863.5

Stockholders' equity	2,461.8	2,426.6
Noncontrolling interests	1.3	1.2
Total equity	2,463.1	2,427.8
Total liabilities and equity	$6,332.3	$6,291.3

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Operating Activities
Net income	$225.0	$221.6
Depreciation and amortization	77.6	76.0
Non-cash lease expense	16.7	17.9
Deferred taxes	(11.8)	5.0
Equity in losses of affliate	2.3	-
Gains on equity investments	(6.6)	-
Asset impairment charges	22.5	1.7
Other noncash items	18.3	15.0
Changes in assets and liabilities, net	(83.5)	(225.2)
Net cash provided by operating activities	$260.5	$112.0

Investing Activities
Capital expenditures	$(42.3)	$(54.9)
Proceeds from the sale of assets	1.5	4.1
Cost of investments in equity securities	(59.4)	-
Net cash used in investing activities	$(100.2)	$(50.8)

Financing Activities
Increase in debt, net	$60.0	$80.0
Proceeds from the exercise of stock options	24.1	6.1
Treasury stock purchases	(150.0)	(50.0)
Dividends to stockholders	(66.6)	(61.7)
All other	(9.7)	(27.4)
Net cash used in financing activities	$(142.2)	$(53.0)

Effect of foreign exchange rate changes on cash	(8.0)	4.9

Net increase in cash and cash equivalents	$10.1	$13.1
Cash, cash equivalents and restricted cash* at beginning of period	394.9	270.7
Cash, cash equivalents and restricted cash* at end of period	$405.0	$283.8

FREE CASH FLOW	Six Months Ended June 30,
	2020	2019

Free Cash Flow**	$243.8	$67.3
Add:
Capital expenditures	42.3	54.9
Less:
Proceeds from the sale of assets	1.5	4.1
Proceeds from the exercise of stock options	24.1	6.1
Cash Flow From Operations (GAAP)	$260.5	$112.0

*Restricted cash of $1.0 million and $5.6 million is included in Other current assets and Other assets, respectively, as of June 30, 2020 and restricted cash of $0.7 million and $6.8 million is included in Other current assets and Other assets, respectively, as of June 30, 2019 within our Condensed Consolidated Balance Sheet.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment, and the proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENTS OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change

Net Sales	$1,375.8	$1,507.2	(9)	$2,778.5	$2,835.1	(2)

Cost of products sold	892.9	969.6	(8)	1,802.4	1,838.7	(2)

Selling, general and administrative expenses	276.2	320.6	(14)	590.1	632.6	(7)

Amortization of intangible assets	10.3	10.1	2	20.6	20.1	2

Asset impairment charges	13.0	-	100	22.5	-	100

Restructuring charges	10.4	4.5	131	14.9	5.7	161

Operating income	173.0	202.4	(15)	328.0	338.0	(3)

Interest expense	22.2	24.5	(9)	44.3	48.2	(8)

Other income, net	(5.2)	(0.7)	(643)	(11.3)	(1.9)	(495)

Income before taxes	156.0	178.6	(13)	295.0	291.7	1

Income tax	37.8	41.5	(9)	67.7	70.1	(3)

Income after tax	$118.2	$137.1	(14)	$227.3	$221.6	3

Equity in losses of affiliate	2.0	-	100	2.3	-	100

Net income	$116.2	$137.1	(15)	$225.0	$221.6	2

Less: Noncontrolling interests	0.4	(0.4)	200	0.1	(0.6)	117

Net income attributable to Fortune Brands Home & Security, Inc.	$115.8	$137.5	(16)	$224.9	$222.2	1

Earnings Per Common Share, Diluted:
Net income	$0.83	$0.97	(14)	$1.61	$1.57	3

Diluted Average Shares Outstanding	138.8	141.3	(2)	139.8	141.6	(1)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the three months ended June 30, 2020, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $10.7 million ($8.0 million after tax or $0.05 per diluted share) of restructuring and other charges, an asset impairment charge of $13.0 million ($10.5 million after tax or $0.08 per diluted share), gains on equity investments of $4.4 million ($2.9 million net of tax, and $0.4 million of basis difference amortization, or $0.01 per diluted share) and a net tax benefit of $1.5 million ($0.01 per diluted share).

For the six months ended June 30, 2020, diluted EPS before charges/gains is net income from continuing operations, net of tax less noncontrolling interests calculated on a diluted per-share basis excluding $16.0 million ($11.7 million after tax or $0.08 per diluted share) of restructuring and other charges, asset impairment charges of $22.5 million ($17.6 million after tax or $0.13 per diluted share), gains on equity investments of $11.0 million ($7.9 million net of tax, and $0.4 million of basis difference amortization, or $0.06 per diluted share) and a tax benefit of $2.1 million ($0.01 per diluted share).

For the three months ended June 30, 2019, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $9.6 million ($7.5 million after tax or $0.06 per diluted share) of restructuring and other charges and a tax item of $0.1 million.

For the six months ended June 30, 2019, diluted EPS before charges/gains is net income from continuing operations, net of tax less noncontrolling interests calculated on a diluted per-share basis excluding $16.0 million ($12.2 million after tax or $0.08 per diluted share) of restructuring and other charges and a tax benefit of $0.4 million.

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains (b)	$0.94	$1.03	(9)	$1.75	$1.65	6

Restructuring and other charges	(0.05)	(0.06)	17	(0.08)	(0.08)	-
Asset impairment charges (d)	(0.08)	-	-	(0.13)	-	-
Gains on equity investments (e)	0.01	-	-	0.06	-	-
Tax items	0.01	-	-	0.01	-	-

Diluted EPS (GAAP)	$0.83	$0.97	(14)	$1.61	$1.57	3

(b) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO NET INCOME

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change

EBITDA BEFORE CHARGES/GAINS (c)	$235.4	$250.4	(6)	$442.5	$430.1	3

Depreciation*	$(27.6)	$(27.6)	-	$(55.1)	$(54.1)	(2)
Amortization of intangible assets	(10.3)	(10.1)	(2)	(20.6)	(20.1)	(2)
Restructuring and other charges	(10.7)	(9.6)	(11)	(16.0)	(16.0)	-
Interest expense	(22.2)	(24.5)	9	(44.3)	(48.2)	8
Asset impairment charges (d)	(13.0)	-	(100)	(22.5)	-	(100)
Equity in losses of affiliate	(2.0)	-	(100)	(2.3)	-	(100)
Gains on equity investments (e)	4.4	-	100	11.0	-	100
Income taxes	(37.8)	(41.5)	9	(67.7)	(70.1)	3

Net Income (GAAP)	$116.2	$137.1	(15)	$225.0	$221.6	2

* Depreciation excludes accelerated depreciation expense of ($2.2) million and ($1.9) million for the three and six months ended June 30, 2020, respectively. Included in the six months ended June 30, 2020 is a benefit relating to the reversal of previously recorded accelerated depreciation expense of $0.3 million for the three months ended March 31, 2020. For the three and six months ended June 30, 2019 depreciation excludes accelerated depreciation expense of ($0.6) million and ($1.9) million, respectively. Accelerated depreciation is included in restructuring and other charges.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of June 30, 2020
Short-term debt **			-
Long-term debt **			2,245.9
Total debt			2,245.9
Less:
Cash and cash equivalents **			398.4
Net debt (1)			1,847.5
For the twelve months ended June 30, 2020
EBITDA before charges/gains (2) (c)			932.3

Net debt-to-EBITDA before charges/gains ratio (1/2)			2.0

** Amounts are per the unaudited Condensed Consolidated Balance Sheet as of June 30, 2020.

	Six Months Ended December 31,	Six Months Ended June 30,	Twelve Months EndedJune 30,

	2019	2020	2020

EBITDA BEFORE CHARGES/GAINS (c)	$489.8	$442.5	$932.3

Depreciation***	$(55.3)	$(55.1)	$(110.4)
Amortization of intangible assets	(21.3)	(20.6)	(41.9)
Restructuring and other charges	(8.0)	(16.0)	(24.0)
Interest expense	(46.0)	(44.3)	(90.3)
Asset impairment charges (d)	(41.5)	(22.5)	(64.0)
Equity in losses of affiliate	-	(2.3)	(2.3)
Gains on equity investments (e)	-	11.0	11.0
Defined benefit plan actuarial losses	(34.1)	-	(34.1)
Income taxes	(73.9)	(67.7)	(141.6)

Net Income (GAAP)	$209.7	$225.0	$434.7

*** Depreciation excludes a benefit relating to the reversal of previously recorded accelerated depreciation expense of ($1.9) million for the six months ended June 30, 2020 and it also excludes accelerated depreciation expense of ($0.6) million for the six months ended December 31, 2019. Accelerated depreciation is included in restructuring and other charges.

(c) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Net Sales (GAAP)
Cabinets	$538.7	$635.0	(15)	$1,158.7	$1,208.0	(4)
Plumbing	504.8	506.1	-	973.8	964.7	1
Doors & Security	332.3	366.1	(9)	646.0	662.4	(2)
Total Net Sales	$1,375.8	$1,507.2	(9)	$2,778.5	$2,835.1	(2)

Operating Income (loss)
Cabinets	$37.3	$65.7	(43)	$81.0	$108.9	(26)
Plumbing	109.5	106.7	3	214.0	195.9	9
Doors & Security	45.2	50.0	(10)	76.7	72.4	6
Corporate expenses	(19.0)	(20.0)	5	(43.7)	(39.2)	(11)

Total Operating Income (GAAP)	$173.0	$202.4	(15)	$328.0	$338.0	(3)

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (loss) Before Charges/Gains (a)
Cabinets	$44.2	$67.3	(34)	$99.9	$111.9	(11)
Plumbing	123.5	114.5	8	227.9	205.0	11
Doors & Security	48.0	50.2	(4)	80.6	76.3	6
Corporate expenses	(19.0)	(20.0)	5	(41.9)	(39.2)	(7)

Total Operating Income Before Charges/Gains (a)	196.7	212.0	(7)	366.5	354.0	4
Restructuring and other charges (1) (2)	(10.7)	(9.6)	(11)	(16.0)	(16.0)	-
Asset impairment charges (d)	(13.0)	-	(100)	(22.5)	-	(100)
Total Operating Income (GAAP)	$173.0	$202.4	(15)	$328.0	$338.0	(3)

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, impairments related to previously closed facilities and losses on the sale of closed facilities. In total, we recognized a charge of $0.3 million and $1.1 million in the three and six months ended June 30, 2020, respectively, and $5.1 million and $8.5 million for the three and six months ended June 30, 2019, respectively.

In our Doors & Security segment, other charges also includes an acquisition-related inventory step-up expense (Fiberon) classified in cost of products sold of $1.8 million for the six months ended June 30, 2019.

(a) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended June 30,
in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Asset	Equity		Before
	GAAP	and other	impairments	investment	Tax Items (2)	Charges/Gains
	(unaudited)	charges				(Non-GAAP)

2020	SECOND QUARTER

Net Sales	$1,375.8	-	-	-	-

Cost of products sold	892.9	(2.1)	-	-	-
Selling, general & administrative expenses	276.2	1.8	-	-	-
Amortization of intangible assets	10.3	-	-	-	-
Asset impairment charge	13.0	-	(13.0)	-	-
Restructuring charges	10.4	(10.4)	-	-	-

Operating Income	173.0	10.7	13.0	-	-	196.7

Interest expense	22.2	-	-	-	-
Other income, net	(5.2)	-	-	4.4	-
Income before taxes	156.0	10.7	13.0	(4.4)	-	175.3

Income tax	37.8	3.1	2.5	(1.1)	1.5

Income after tax	$118.2	7.6	10.5	(3.3)	(1.5)	$131.5

Equity in losses of affiliate	2.0	-	-	(0.4)	-

Net income	116.2	-	-	-	-

Less: Noncontrolling interests (1)	0.4	(0.4)	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$115.8	8.0	10.5	(2.9)	(1.5)	$129.9

Diluted Average Shares Outstanding	138.8					138.8

Diluted EPS	0.83					0.94

2019

Net Sales	$1,507.2	-	-	-	-

Cost of products sold	969.6	(2.3)	-	-	-
Selling, general & administrative expenses	320.6	(2.8)	-	-	-
Amortization of intangible assets	10.1	-	-	-	-
Restructuring charges	4.5	(4.5)	-	-	-

Operating Income	202.4	9.6	-	-	-	212.0

Interest expense	24.5	-	-	-	-
Other income, net	(0.7)	-	-	-	-
Income before taxes	178.6	9.6	-	-	-	188.2

Income tax	41.5	1.8	-	-	(0.1)

Income after tax	$137.1	7.8	-	-	0.1	$145.0

Net income	137.1	-	-	-	-

Less: Noncontrolling interests (1)	(0.4)	0.3	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$137.5	7.5	-	-	0.1	$145.1

Diluted Average Shares Outstanding	141.3					141.3

Diluted EPS	0.97					1.03

(1) Includes noncontrolling interests share of restructuring and other charges in our China plumbing operations.
(2) Tax items for the three months ended June 30, 2020 represent activity related to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) recorded in earlier periods, including foreign exchange impact. Tax items for the three months ended June 30, 2019 represent foreign exchange impact on activity related to the Tax Act recorded in earlier periods.

Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Six Months Ended June 30,
in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Asset	Equity		Before
	GAAP	and other	impairments	investment	Tax Items (2)	Charges/Gains
	(unaudited)	charges				(Non-GAAP)

2020	YEAR TO DATE

Net Sales	$2,778.5	-	-	-	-

Cost of products sold	1,802.4	(2.3)	-	-	-
Selling, general & administrative expenses	590.1	1.2	-	-	-
Amortization of intangible assets	20.6	-	-	-	-
Asset impairment charges	22.5	-	(22.5)	-	-
Restructuring charges	14.9	(14.9)	-	-	-

Operating Income	328.0	16.0	22.5	-	-	366.5

Interest expense	44.3	-	-	-	-
Other income, net	(11.3)	-	-	11.0	-
Income before taxes	295.0	16.0	22.5	(11.0)	-	322.5

Income taxes	67.7	4.4	4.9	(2.7)	2.1

Income after tax	$227.3	11.6	17.6	(8.3)	(2.1)	$246.1

Equity in losses of affiliate	2.3	-	-	(0.4)	-

Net Income	225.0	-	-	-	-

Less: Noncontrolling interests (1)	0.1	(0.1)	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$224.9	11.7	17.6	(7.9)	(2.1)	$244.2

Diluted Average Shares Outstanding	139.8					139.8

Diluted EPS	1.61					1.75

2019

Net Sales	$2,835.1	-	-	-	-

Cost of products sold	1,838.7	(7.3)	-	-	-
Selling, general & administrative expenses	632.6	(3.0)	-	-	-
Amortization of intangible assets	20.1	-	-	-	-
Restructuring charges	5.7	(5.7)	-	-	-

Operating Income	338.0	16.0	-	-	-	354.0

Interest expense	48.2	-	-	-	-
Other income, net	(1.9)	-	-	-	-
Income before taxes	291.7	16.0	-	-	-	307.7

Income taxes	70.1	3.3	-	-	0.4

Income after tax	$221.6	12.7	-	-	(0.4)	$233.9

Net Income	221.6	-	-	-	-

Less: Noncontrolling interests (1)	(0.6)	0.5	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$222.2	12.2	-	-	(0.4)	$234.0

Diluted Average Shares Outstanding	141.6					141.6

Diluted EPS	1.57					1.65

(1) Includes noncontrolling interests share of restructuring and other charges in our China plumbing operations.
(2) Tax items for the six months ended June 30, 2020 represent activity related to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) recorded in earlier periods, including foreign exchange impact. Tax items for the six months ended June 30, 2019 represent foreign exchange impact on activity related to the Tax Act recorded in earlier periods.

FORTUNE BRANDS HOME & SECURITY, INC.
BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended June 30,
	2020	2019	Change

CABINETS
Before charges/gains operating margin	8.2%	10.6%	(240) bps
Restructuring & other charges	(1.3%)	(0.3%)
Operating margin	6.9%	10.3%	(340) bps

PLUMBING
Before charges/gains operating margin	24.5%	22.6%	190 bps
Restructuring & other charges	(0.2%)	(1.5%)
Asset Impairment	(2.6%)	-
Operating margin	21.7%	21.1%	60 bps

DOORS & SECURITY
Before charges/gains operating margin	14.4%	13.7%	70 bps
Restructuring & other charges	(0.8%)	-
Operating margin	13.6%	13.7%	(10) bps

TOTAL COMPANY
Before charges/gains operating margin	14.3%	14.1%	20 bps
Restructuring & other charges	(0.8%)	(0.7%)
Asset impairment charges	(0.9%)	-
Operating margin	12.6%	13.4%	(80) bps

Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP Net Sales. Before charges/gains operating margin is operating income derived in accordance with GAAP excluding restructuring and other charges and asset impairment charges, divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN PLUMBING NET SALES EXCLUDING FX IMPACT TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three Months Ended June 30, 2020
% change

PLUMBING
Percentage change in Net Sales excluding FX Impact	1%
FX Impact	(1%)
Percentage change in Net Sales (GAAP)	(0%)

Plumbing net sales excluding FX impact is consolidated Plumbing net sales derived in accordance with GAAP excluding the FX impact on net sales. Management uses this measure to evaluate the overall performance of the Plumbing segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges and asset impairment charges. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, asset impairment charges, gains on equity investments and tax items. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is net income, derived in accordance with GAAP excluding depreciation, amortization of intangible assets, restructuring and other charges, interest expense, asset impairment charges, equity in loss of affiliate, gains on equity investments, defined benefit plan actuarial losses and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Asset impairment charges for the three months ended June 30, 2020 represent a pre-tax impairment charge of $13.0 million related to an indefinite-lived tradename in our Plumbing segment and for the six months ended June 30, 2020 pre-tax impairment charges of $22.5 million related to indefinite-lived tradenames in our Cabinets and Plumbing segments.

(e) Gains on equity investments for the three and six months ended June 30, 2020 represents gains related to our 2020 investments in Flo Technologies.

Contacts

INVESTOR and MEDIA CONTACT:
Matthew Skelly
847-484-4573
Investor.Questions@FBHS.com